Exhibit 99.3

                          CONSENT PURSUANT TO RULE 438

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references to me as a person about to become a director of Waverider Communications (Canada), Inc. appearing in the Registration Statement on Form F-4, as amended from time to time, for Waverider Communications (Canada), Inc.

                                                    /s/ Michael J. Milligan
                                                    ---------------------------
                                                         Michael J. Milligan

August 19, 2004